Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated June 29, 2020, in the Registration Statement (Form S-1) and related Prospectus of Immunovant, Inc. for the registration of its common stock.

/s/ Ernst & Young LLP

Iselin, New Jersey

August 31, 2020